                                                                     EXHIBIT 4.6

                                                                JANUARY 23, 2002

                    THIRD AMENDMENT TO AMENDED AND RESTATED
          CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND SECOND AMENDMENT TO SECURITY AGREEMENT (this "Amendment") dated as of January 1, 2002, is by and among Kforce Inc., formerly known as kforce.com, Inc., a Florida corporation (the "Borrower"), the Subsidiary Guarantors, the Lenders identified on the signature pages hereof and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H

         WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and Bank of America, N.A., in its capacity as Administrative Agent, are parties to that certain Amended and Restated Credit Agreement dated as of November 3, 2000, as amended December 10, 2000 and February 12, 2001 (as at any time further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrower, the Subsidiary Guarantors, the Lenders and Bank of America, N.A., in its capacity as Administrative Agent, are parties to that certain Security Agreement dated as of November 3, 2000, as amended December 10, 2000 (as at any time further amended, modified, supplemented, extended or restated from time to time, the "Security Agreement"); and

         WHEREAS, the Borrower has requested and the Lenders have agreed to amend certain terms of the Credit Agreement and the Security Agreement as set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Amendments to Credit Agreement. The Credit Agreement is hereby amended:

         (a) effective as of November 30, 2001, by deleting Section 7.22 thereof and by substituting in lieu thereof the following:

                           7.22 Capital Expenditures. No Credit Party shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis would exceed
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         $10,000,000 during their 2001 Fiscal Year and $6,000,000 during any
         Fiscal Year thereafter.

         (b) by deleting Section 7.24 thereof and by substituting in lieu thereof the following

                  7.24 Minimum Availability. The Borrower shall maintain Availability of not less than $15,000,000 at any time during the term of this Agreement; provided, however, that the foregoing shall be subject to the adjustments contemplated by Section 4(e) of the Security Agreement.

         2. Borrower and Subsidiary Guarantor Name Changes. Borrower represents, warrants and agrees that (i) attached hereto as Exhibit A is an accurate and complete copy of all amendments of its Articles of Incorporation filed with the Florida Secretary of State and all other jurisdictions in which Borrower is qualified to do business as of the date hereof, (ii) as of the date hereof the correct corporate name of Borrower is "Kforce Inc."; (iii) all references to "kforce.com, Inc." in the Credit Agreement or in any of the other Loan Documents shall be deemed to be references to "Kforce Inc."; (iv) as of the date hereof the correct corporate name of the Subsidiary Guarantor formerly known as "Kforce, Inc." is "kforce.com, Inc."; (v) all references to "Kforce, Inc." in the Credit Agreement or in any of the other Loan Documents shall be deemed to be references to "kforce.com, Inc."; (vi) Borrower shall cause its insurance carrier to issue to Agent a certificate of insurance (complying in all material respects with the requirements under Section 7.5 of the Credit Agreement) reflecting the current, correct corporate name of Borrower and each Subsidiary Guarantor. Borrower and the Subsidiary Guarantors shall execute and deliver such additional agreements, documents and financing statements as Agent may reasonably request in connection with such change in the corporate name of Borrower and any Subsidiary Guarantor.

         3. Amendment to Security Agreement. The Security Agreement is hereby amended by deleting Section 4(e) thereof and by substituting in lieu thereof the following:

                  (e) All payments including immediately available funds received by the Administrative Agent at a bank account designated by it, will be the Administrative Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) pursuant to Section 3.6(a) of the Credit Agreement; provided, however, that such payments received prior to 2:00 p.m. (Atlanta, Georgia time) shall be deemed to be credited to the Loan Account upon receipt for purposes of
(i) calculating the Unused Line Fee pursuant to Section 2.5 of the Credit Agreement, and (ii) calculating the amount of interest accrued thereon. Until otherwise notified by the Administrative Agent in writing, such payments shall not be applied against the amount due in respect of Eligible Accounts for purposes of determining Availability from time to time. In the event that the Administrative Agent elects to deduct such payments upon receipt for purposes of calculating Availability, the Administrative Agent shall give to the Borrower ten (10) days' prior written notice of such election and, thereafter, the minimum Availability for purposes of Section 7.24 of

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     the Credit Agreement shall be reduced to the amount of $10,000,000 at all times after the effective date of such election.

         4. Sale and Acquisition of Certain Persons. (a) The Borrower has informed Agent that:

         (i) all or substantially all of the assets of Romac International of Canada, Inc. were sold on or about June 1, 2001.

         (ii) all or substantially all of the assets of the Kforce Educational Services Division of the Borrower may be sold and its business operations terminated (the "Education Services Divestiture Transaction") pursuant to the terms of an Asset Purchase Agreement, dated as of December 31, 2001 ("Education Services Purchase Agreement").

         (iii) all or substantially all of the assets of the Kforce Legal Division of the Borrower may be sold and its business operations terminated in exchange for, among other things, the acquisition by Kforce Merger Corporation, a Florida corporation and wholly-owned Subsidiary of the Borrower ("Kforce Merger"), of all of the assets of the Scientific Staffing, Inc. (the "Legal Division/Scientific Staffing Transaction") pursuant to the terms of an Asset Purchase Agreement, dated as of December 10, 2001 ("Legal Division/Scientific Staffing Purchase Agreement").

         (iv) the Borrower intends to merge Emergency Response Staffing Inc., an Arizona corporation ("Target"), and Kforce Merger, on or about January 1, 2002 (the "Emergency Response Merger Transaction"), with Kforce Merger as the surviving corporation and a wholly-owned subsidiary of the Borrower, pursuant to the terms of an Agreement and Plan of Merger, dated as of December 3, 2001 ("Emergency Response Merger Agreement") and immediately thereafter merge Kforce Merger and the Borrower with the Borrower the surviving corporation.

         (v) On or about December 27, 2001, the Borrower merged its subsidiary Romac of Texas, Inc., into kforce.com USA, Inc. and on or about December 31, 2001, dissolved kforce.com USA, Inc., and distributed its assets and liabilities to the Borrower and on or about December 31, 2001, Romac of Texas I, L.P. and Ybor HQI, Inc. were dissolved and their respective assets and liabilities distributed to the Borrower (collectively, the "Subsidiary Liquidation Transactions").

   (b) (i) Effective as of June 1, 2001, the Administrative Agent hereby consents to the sale contemplated in clause (a)(i) above; (ii) effective as of November 30, 2001, the Administrative Agent consents to the Education Services Divestiture Transaction to the extent consummated substantially in accordance with the terms and provisions of the 12/26/01 draft of the Education Services Purchase Agreement and consents to the release of its Liens in and to the Acquired Assets (as defined in the Education Services Purchase Agreement);
(iii) effective as of November 30, 2001, the Administrative Agent consents to the Legal Division/Scientific Staffing Transaction to the extent consummated substantially in accordance with the terms and provisions of the Legal Division/Scientific Staffing Purchase Agreement and consents to the release of its

Liens in and to the Legal Division Assets (as defined in the Legal Division/Scientific Staffing Purchase Agreement); (iv) effective as of November 30, 2001, the Administrative Agent consents to the Emergency Response Merger Transaction to the extent consummated substantially in accordance with the terms and provisions of the Emergency Response Merger Agreement; and (v) effective as of December 31, 2001, the Administrative Agent consents to the Subsidiary Liquidation Transactions to the extent consummated substantially in accordance with the terms and provisions of the [Subsidiary Merger Plan/Agreement].

         5. Acquisition Loan Limits. The Borrower has obtained Revolving Loans the proceeds of which have been used for Eligible Acquisitions in the aggregate amount of $5,122,836 as of the date hereof. The Administrative Agent hereby consents the Borrower's obtaining such Acquisition Loans in excess of the $5,000,000 limitation set for in the Credit Agreement. The Borrower acknowledges and agrees that from and after the date hereof it shall not be entitled to request any additional Acquisition Loans or otherwise utilize the proceeds of Revolving Loans for Eligible Acquisitions without the prior written consent of the Administrative Agent and the Required Lenders.

         6. Amendment Fee. Concurrently with its execution and delivery of this Amendment, the Borrower shall pay to the Administrative Agent, for the pro rata benefit of the Lenders, an amendment fee in the amount of $37,500.

         7. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (in form and substance satisfactory to the Administrative Agent):

                  (i) The Administrative Agent shall have received executed counterparts of this Amendment together with all exhibits and schedules referenced therein, duly executed by the Credit Parties, the Administrative Agent and the Lenders;

                  (ii) The Administrative Agent shall have received the amendment fee referenced in Section 7 of this Amendment; and

                  (iii) The Administrative Agent shall have received such additional agreements, certificates or documents as it may reasonably request in connection with this Amendment.

         8. Representations and Warranties. The Borrower and the Guarantors represent and warrant to the Administrative Agent and the Lenders that (i) the representations and warranties of the Credit Parties set out in
Article 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period), (ii) no event has occurred and is continuing which constitutes a Default or Event of Default and
(iii) no Credit Party has any counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if any Credit Party has any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loan Documents, same are

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hereby waived, relinquished and released in consideration of Lenders' execution and delivery of this Amendment.

         9. Guarantor Acknowledgements. The Guarantors (i) acknowledge and consent to all of the terms and conditions of this Amendment, (ii) affirm all of their obligations under the Loan Documents and (iii) agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under Article 13 of the Credit Agreement or the other Loan Documents.

         10. Authorization. The Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders as follows:

             (i) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

             (ii) This Amendment has been duly executed and delivered by the Credit Parties and constitutes each of the Credit Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

             (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment.

         11. Effect of this Amendment. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) and the other Loan Documents, and the obligations of the Credit Parties under the Credit Agreement and the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

         12. Counterparts; Etc. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         13. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Georgia.

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         WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                    KFORCEINC., formerly know as KFORCE.COM,
                             INC., a Florida corporation

                             By:   /s/ Eileen Kelly
                                -----------------------------------------
                             Name:  Eileen Kelly
                             Title: Assistant Secretary


GUARANTORS:                  KFORCE AIRLINES, INC., a Florida corporation

                             By:   /s/ Eileen Kelly
                                -----------------------------------------
                             Name:  Eileen Kelly
                             Title: Assistant Secretary


                             ROMAC INTERNATIONAL, INC., a Florida corporation


                             By:   /s/ Eileen Kelly
                                -----------------------------------------
                             Name:  Eileen Kelly
                             Title: Assistant Secretary


                             KFORCE.COM, INC., formerly known as Kforce, Inc.

                             By:   /s/ Eileen Kelly
                                -----------------------------------------
                             Name:  Eileen Kelly
                             Title: Assistant Secretary


AGENT:                       BANK OF AMERICA, N.A., as
                             Administrative Agent

                             By:   /s/ Mark Herdman
                                -----------------------------------------
                             Name:  Mark Herdman
                             Title: Vice President

LENDERS: BANK OF AMERICA, N.A., individually in its capacity as a Lender


                                By:   /s/ Mark Herdman
                                   ------------------------------------------
                                Name:  Mark Herdman
                                Title: Vice President


                                FLEET CAPITAL CORPORATION


                                By:
                                   ------------------------------------------
                                Name:  Christopher Naime
                                Title: Vice President


                                LASALLE BANK, N.A.


                                By:
                                   ------------------------------------------
                                Name:
                                     ----------------------------------------
                                Title: Vice President

                           AUTHORIZATION CERTIFICATE


         The undersigned, being the Secretary of KFORCE INC., formerly known as KFORCE.COM, INC., a Florida corporation (the "Borrower"), hereby gives this certificate to induce the lenders (collectively, "Lenders") party from time to time to a certain Amended and Restated Credit Agreement, dated November 3, 2000 (as at any time amended, the "Credit Agreement"), among Borrower, certain affiliates of Borrower, Lenders and BANK OF AMERICA, N.A., a national banking association, as collateral and administrative agent for itself and Lenders (together with its successors in such capacity, "Agent"), to enter into certain amendments to the Credit Agreement.

         The undersigned hereby certifies that, to the best of his knowledge, information and belief:

         (1) He is the Secretary of the Borrower and the Subsidiary Guarantors (as defined in the Credit Agreement);

         (2) The Borrower and each of the Subsidiary Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority to execute and deliver and to carry out and perform its obligations under the Credit Agreement; and

         (3) Eileen Kelly is the Assistant Secretary of the Borrower and each of the Subsidiary Guarantors and each is duly elected, qualified to act on behalf of the Borrower and the Subsidiary Guarantors as such;

         (4) The Third Amendment to Amended and Restated Credit Agreement and Second Amendment to Security Agreement, dated as of January 1, 2002, has been duly authorized, executed and delivered by and on behalf of the Borrower and the Subsidiary Guarantors party thereto.

                  IN WITNESS WHEREOF, the undersigned has set his hand as of January 1, 2002.


                                        /s/ William L. Sanders
                                        -------------------------------------
                                        William L. Sanders
                                        Secretary

STATE OF GEORGIA

COUNTY OF FULTON


         AFFIDAVIT REGARDING EXECUTION AND DELIVERY OF CREDIT DOCUMENTS


         I HEREBY CERTIFY that on this day before me, the undersigned notary public authorized to administer oaths and take acknowledgments in the state and county aforesaid, personally appeared Eileen Kelly (the "Affiant"), who, being by me first duly sworn, stated under oath:

         1. Affiant is the Assistant Secretary and Treasurer of Kforce Inc., formerly known as kforce.com, Inc. (the "Borrower") and the Subsidiary Guarantors and has personal knowledge of the facts stated herein.

         2. Affiant has on the date hereof in Fulton County, Georgia, executed that certain Third Amendment to Amended and Restated Credit Agreement, dated on or about the date hereof (the "Amendment"), by and among Borrower, the Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent") Capitalized terms used herein, unless otherwise defined, have the meanings provided in the Amendment.

         3. Affiant has on the date hereof in Fulton County, Georgia, executed the Amendment on behalf of each Credit Party thereto and delivered the Amendment to the Administrative Agent in Fulton County, Georgia.

Dated: January 23, 2002

                                        /s/ Eileen Kelly
                                        --------------------------------------
                                        Name: Eileen Kelly

Sworn to and subscribed before me
this 23rd day of January, 2002.


/s/ Zarah C. Elliott
-------------------------------------
Notary Public
Print Name: Zarah C. Elliott
            -------------------------

My Commission Expires:

Notary Public, DeKalb County, Georgia
My Commission Expires June 7, 2005

STATE OF GEORGIA     )
                     )
COUNTY OF FULTON     )


         AFFIDAVIT REGARDING EXECUTION AND DELIVERY OF CREDIT DOCUMENTS


         I HEREBY CERTIFY that on this day before me, the undersigned notary public authorized to administer oaths and take acknowledgments in the state and county aforesaid, personally appeared Mark Herdman of Georgia (the "Affiant"), who, being by me first duly sworn, stated under oath:

         1. Affiant is a Vice President of Bank of America, N.A. and has personal knowledge of the facts stated herein.

         2. Affiant has on the date hereof in Fulton County, Georgia, executed that certain Third Amendment to Amended and Restated Credit Agreement and Security Agreement dated as of January 1, 2002 (the "Amendment"), by and among Kforce Inc., formerly known as kforce.com, Inc. (the "Borrower"), the Subsidiary Guarantors, the Lenders from time to time party thereto and Bank of America, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein, unless otherwise defined, have the meanings provided in the Amendment.

         3. Affiant has on the date hereof in Fulton County, Georgia, witnessed the execution, by each Credit Party thereto of the Amendment.

         4. The Amendment was executed on behalf of the Borrower and Bank of America, N.A., as a Lender and in its capacity as Administrative Agent and was delivered to the Affiant in Fulton County, Georgia.

Dated: January 23, 2002

                                        /s/ Mark Herdman
                                        ---------------------------------------
                                        Name: Mark Herdman

Sworn to and subscribed before me
this 23rd day of January, 2002.


/s/ Zarah C. Elliott
-------------------------------------
Notary Public
Print Name: Zarah C. Elliott

My Commission Expires:

Notary Public, DeKalb County, Georgia
My Commission Expires June 7, 2005